UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

LBI MEDIA HOLDINGS, INC.

LBI MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

California

(State or other jurisdiction of incorporation)

333-110122	05-0584918
333-100330	95-4668901
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Definitive Material Agreement

On April 27, 2005, Liberman Broadcasting, Inc. (“LBI”), a subsidiary of LBI Media, Inc. and LBI Media Holdings, Inc. (the “Registrants”), entered into a Merger Agreement (the “Agreement”) with Spanish Media Rep Team, Inc., a California corporation (“SMRT”), and the shareholders of SMRT, whereby SMRT merged with and into LBI, with LBI being the surviving entity. Before merging with LBI, SMRT was the national advertising sales representative for the subsidiaries of the Registrants, for which it received a 15% commission for any commercial time it sold to national advertisers on the Registrants’ and their subsidiaries’ radio and television stations. The shareholders of SMRT, Jose and Lenard Liberman, are also the beneficial shareholders of LBI.

LBI paid $5,086,000 for the shares of common stock of SMRT. The consideration was paid in cash of $3,286,000 and notes in the aggregate principal amount of $1,800,000. Of the cash portion of the purchase price, $2,000,000 was paid at the closing of the merger and the remaining $1,286,000 will be paid after closing upon demand by the shareholders of SMRT. LBI also forgave intercompany advances to SMRT of $747,805.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 29, 2005, Steve Cramer resigned as Chief Financial Officer of LBI Holdings I, Inc. and its subsidiaries, including LBI Media Holdings, Inc. and LBI Media, Inc.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1 Merger Agreement, dated April 27, 2005, among Liberman Broadcasting, Inc., Spanish Media Rep Team, Inc. and the shareholders of Spanish Media Rep Team, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. and LBI Media, Inc. have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on April 29, 2005.

LBI MEDIA HOLDINGS, INC.
LBI MEDIA, INC.

By:	/s/ Lenard Liberman
Lenard Liberman
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Merger Agreement, dated April 27, 2005, among Liberman Broadcasting, Inc., Spanish Media Rep Team, Inc. and the shareholders of Spanish Media Rep Team, Inc.